Exhibit 99.2

Flexion Therapeutics Announces Pricing of Public Offering of Common Stock

BURLINGTON, Mass., May 21, 2020 – Flexion Therapeutics, Inc. (Nasdaq:FLXN) today announced the pricing of an underwritten public offering of 9,230,770 shares of its common stock at a price to the public of $9.75 per share. The gross proceeds from this offering are expected to be approximately $90.0 million, before deducting underwriting discounts and commissions and estimated offering expenses payable by Flexion. The offering is expected to close on or about May 26, 2020, subject to customary closing conditions. Flexion has also granted the underwriters a 30-day option to purchase up to 1,384,615 additional shares of its common stock at the public offering price, less the underwriting discounts and commissions.

Goldman Sachs & Co. LLC and Credit Suisse are acting as joint book-running managers for the offering. RBC Capital Markets is acting as senior manager and Raymond James and Needham & Company are acting as co-managers for the offering.

The shares of common stock described above are being offered pursuant to a shelf registration statement previously filed with and declared effective by the Securities and Exchange Commission (SEC). A final prospectus supplement relating to the offering will be filed with the SEC and available for free on the SEC’s website at www.sec.gov. Copies of the final prospectus supplement and the accompanying prospectus relating to the offering, when available, may also be obtained from: Goldman Sachs & Co. LLC by mail at 200 West Street, New York, NY 10282, Attention: Prospectus Department, by telephone at (866) 471-2526, or by email at prospectus-ny@ny.email.gs.com; or Credit Suisse Securities (USA) LLC, Attention: Prospectus Department, Eleven Madison Avenue, 3rd Floor, New York, NY 10010, by telephone at (800) 221-1037, or by email at usa.prospectus@credit-suisse.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Flexion Therapeutics

Flexion Therapeutics (Nasdaq:FLXN) is a biopharmaceutical company focused on the development and commercialization of novel, local therapies for the treatment of patients with musculoskeletal conditions, beginning with osteoarthritis, the most common form of arthritis. The company’s core values are focus, ingenuity, tenacity, transparency and fun.

Forward-Looking Statements

This press release contains forward-looking statements that are based on our current expectations and beliefs. Statements in this press release regarding matters that are not historical facts, including, but not limited to, statements relating to expectations regarding the completion and timing of the public offering, are forward-looking statements. These forward-looking statements are based on management’s expectations and assumptions as of the date of this press release and are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those expressed or implied by such statements. These risks and uncertainties include, without limitation, risks associated with market conditions and the satisfaction of customary closing conditions related to the offering, as well as other risks and uncertainties described in our filings with the SEC, including under the heading “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 and subsequent filings with the SEC. There can be no assurance that we will be able to complete the public offering on the anticipated terms, or at all. The forward-looking statements in this press release speak only as of the date of this press release, and we undertake no obligation to update or revise any of the statements. We caution investors not to place considerable reliance on the forward-looking statements contained in this press release.

Contact:

Scott Young

Vice President, Corporate Communications & Investor Relations

T: 781-305-7194

syoung@flexiontherapeutics.com

Julie Downs

Associate Director, Corporate Communications & Investor Relations

T: 781-305-7137

jdowns@flexiontherapeutics.com